Exhibit 23.3

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 12, 2024, with respect to the consolidated financial statements of Cyabra Strategy Ltd., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

January 30, 2025